UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

Anacor Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34973	25-1854385
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1020 East Meadow Circle
Palo Alto, CA 94303-4230

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On October 8, 2014, Anacor Pharmaceuticals, Inc. (the “Company”) announced a proposed offering of $70 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Notes”) in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon Rule 144A under the Securities Act. In addition, certain funds affiliated with Venrock Associates (the “Venrock Funds”), one of the Company’s affiliates, have indicated an interest in purchasing $12.0 million aggregate principal amount of Convertible Senior Notes due 2021 (the “Venrock Notes”) in a concurrent private placement under the Securities Act.  The Venrock Notes are expected to be sold at the same price, and constitute part of the same series, as the Notes.  The Venrock Funds’ indication of interest is not a binding agreement or commitment to purchase the Venrock Notes. The Company’s press release announcing the launch of the offering of the Notes and potential sale of the Venrock Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 8, 2014, the Company notified Wedbush Securities Inc. (“Wedbush”) that it was, effective immediately, exercising its right to terminate the equity distribution agreement between the Company and Wedbush dated January 18, 2013, as amended March 4, 2013, pursuant to which the Company was previously able to offer and sell, from time to time, up to $25 million of its common stock through Wedbush for resale.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
99.1	Press Release issued October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Ryan T. Sullivan
		Name:	Ryan T. Sullivan
		Title:	Senior Vice President and General Counsel

Date: October 8, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued October 8, 2014